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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 15, 2006
                        (Date of earliest event reported)


                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-18602
                           ---------------------------


          Minnesota                                       41-1595629
(State or other jurisdiction of                (IRS Employer Identification No.)
       incorporation)

                             3905 Annapolis Lane N.
                          Minneapolis, Minnesota 55447
          (Address of principal executive offices, including zip code)


                                 (763) 553-7736
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Effective as of July 28, 2004, ATS Medical Sales, Inc. ("AMSI") and ATS Medical, Inc. (the "Company") entered into a Loan and Security Agreement (the "Agreement") with Silicon Valley Bank (the "Bank"), establishing a secured revolving credit facility for $8.5 million. Under the Agreement, the Company received a $2.5 million three-year term loan as well as a two-year $6.0 million line of credit. The credit facility contains two financial covenants: a liquidity ratio and a required minimum tangible net worth. The term loan carries an interest rate of prime plus 1.0% with a minimum of 5.25%. The line of credit carries an interest rate of prime plus 1.5% with a minimum rate of 5.75%.

On March 24, 2005, the Bank, AMSI and the Company entered into an agreement to amend the two financial covenants contained in the Agreement ("Amendment No. 1").

On March 29, 2006, the Company entered into another amendment to the Agreement ("Amendment No. 2") whereby the Bank agreed to waive the prohibition set forth in Section 7.3 of the Agreement with respect to the Company's pending acquisition ("Acquisition") of 3F Therapeutics, Inc., and the Bank consented to such acquisition. Second, the Bank agreed to provide for advances of up to $1,500,000 that the Company may use to finance or refinance eligible equipment purchased on or after June 1, 2005 and on or before May 31, 2006. Such equipment advances will be amortized over a 60 month period and carry an interest rate of prime plus 1.75%. Third, Amendment No. 2 amended the Agreement to provide that the maximum aggregate advances may not exceed $8,600,000. Fourth, Amendment No. 2 changed the tangible net worth requirements under the Agreement to be at least $40 million. The liquidity ratio, which is the ratio of unrestricted cash (and equivalents) of the Company on deposit with the Bank plus the Company's Eligible Accounts (as defined in the Agreement), divided by Current Liabilities (as defined in the Agreement), remains unchanged and is required to be equal to or greater than 2.00 to 1.00. Lastly, Amendment No. 2 provided that the Company would pay a $28,667 amendment fee to the Bank in consideration for the Bank's entering into Amendment No. 2.

On August 15, 2006, the Company entered into an Amendment to the Agreement ("Amendment No. 3") whereby the ending date by which the Company may purchase eligible equipment pursuant to the new $1,500,000 advance amount was extended from May 31, 2006 to October 31, 2006. Second, the date by which the Company agreed to provide financial statements reflecting the impact of the Acquisition was extended to the 30 days following the date of the closing of the Acquisition. Using these financial statements, the tangible net worth financial covenant shall then be reset, provided that it shall not be reset to less than $40,000,000. Lastly, Amendment No. 3 provided that the Company would pay a $1,000 fee to the Bank in consideration for the Bank's entering into this Amendment.

A copy of the Agreement was filed as Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2004, a copy of Amendment No. 1 was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 30, 2005, and a copy of Amendment No.2 was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 30, 2006. A copy of Amendment No. 3 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description in this Current Report on Form 8-K of Amendment No. 3 is qualified in its entirety by reference to the attached copy of the Amendment.

Item 9.01  Financial Statements and Exhibits.

(d)      The following exhibit is being filed with this report:

         10.1 Amendment, dated August 15, 2006, to the Loan and Security Agreement between Silicon Valley Bank and the Company, dated July 28, 2004.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATS MEDICAL, INC.




                                          By:      /s/ Michael D. Dale
                                                   -----------------------------
                                                   Michael D. Dale
                                                   Chief Executive Officer

Date:  August 17, 2006



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                                  EXHIBIT INDEX


10.1 Amendment, dated August 15, 2006, to the Loan and Security Agreement between Silicon Valley Bank and the Company, dated July 28, 2004.